Valley Anesthesia
Educational Programs, Inc.
Financial Statements
December 31, 2008 and 2007

VALLEY ANESTHESIA EDUCATIONAL PROGRAMS, INC.
Table of Contents
December 31, 2008 and 2007

Page

Report of Independent Registered Public Accounting Firm	1

Financial Statements

Balance Sheets	2
Statements of Income	3
Statements of Changes in Shareholders’ Equity (Deficit)	4
Statements of Cash Flows	5

Notes to Financial Statements	6-10

Report of Independent Registered
Public Accounting Firm

To the Board of Directors and Stockholders
Valley Anesthesia Educational Programs, Inc.

We have audited the accompanying balance sheets of Valley Anesthesia Educational Programs, Inc. (the "Company"), as of December 31, 2008 and 2007, and the related statements of income, change in shareholders' equity (deficit), and cash flows for the years then ended. The Company's management is responsible for these financial statements.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing auditing procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2008 and 2007 and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ Raich Ende Malter & Co. LLP

RAICH ENDE MALTER & CO. LLP
New York, New York
December 31, 2009

1

VALLEY ANESTHESIA EDUCATIONAL PROGRAMS, INC.

Balance Sheets

	December 31,
	2008	2007
ASSETS
Current Assets
Cash and cash equivalents	$266,093	$325,646
Inventory	3,830	-
Prepaid expenses	5,000	-
Other current assets	2,850	2,884
	277,773	328,530
Fixed Assets
Office equipment	17,451	18,430

	$295,224	$346,960

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities
Accounts payable	$9,619	$11,233
Accrued expenses	103,386	101,948
Deferred revenue	704,775	765,280
	817,780	878,461
Shareholders' Equity (Deficit)
Common stock
No par value; 100 shares authorized, issued and outstanding as of
December 31, 2008 and 2007	1,000	1,000
Retained earnings (deficit)	(523,556)	(532,501)
	(522,556)	(531,501)

	$295,224	$346,960

See notes to financial statements	2

VALLEY ANESTHESIA EDUCATIONAL PROGRAMS, INC.

Statements of Income

	For the Years Ended
	December 31,
	2008	2007

Revenue	$1,885,014	$1,726,960
Less: Refunds and NSF checks	20,441	21,419
	1,864,573	1,705,541
Costs and Expenses
Cost of revenue	467,280	448,736
Selling and administrative expenses	660,118	616,745
Depreciation and amortization	10,422	7,268
	1,137,820	1,072,749

Income from Operations	726,753	632,792

Other Income
Interest and dividend income	5,392	-

Net Income	$732,145	$632,792

Earnings Per Share - basic and diluted	$7,321.45	$6,327.92

Weighted Average Shares Outstanding - basic and diluted	100	100

See notes to financial statements	3

VALLEY ANESTHESIA EDUCATIONAL PROGRAMS, INC.

Statements of Changes in Shareholders' Equity (Deficit)

			Retained
	Common Stock		Earnings	Total
	Shares	Amount	(Deficit)	Deficit

Balance - January 1, 2007	100	$1,000	$(566,115)	$(565,115)

Net Income	-	-	632,792	632,792

Distributions to Shareholders	-	-	(599,178)	(599,178)

Balance - December 31, 2007	100	1,000	(532,501)	(531,501)

Net Income	-	-	732,145	732,145

Distributions to Shareholders	-	-	(723,200)	(723,200)

Balance - December 31, 2008	100	$1,000	$(523,556)	$(522,556)

See notes to financial statements	4

VALLEY ANESTHESIA EDUCATIONAL PROGRAMS, INC.

Statements of Cash Flows

	For the Years Ended
	December 31,
	2008	2007
Cash Flows from Operating Activities
Net income	$732,145	$632,792
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation	10,422	7,268
(Increase) Decrease in:
Inventory	(3,830)	16,128
Prepaid expenses	(5,000)	5,000
Other current assets	34	(2,884)
Increase (Decrease) in:
Accounts payable	(1,614)	8,929
Accrued expenses	1,438	3,180
Deferred revenue	(60,505)	46,135
	673,090	716,548
Cash Flows Used In Investing Activities
Purchase of fixed assets	(9,443)	(17,473)

Cash Flows Used In Financing Activities
Distribution to shareholders	(723,200)	(599,178)

Net Increase (Decrease) In Cash	(59,553)	99,897

Cash and Cash Equivalents - beginning of year	325,646	225,749

Cash and Cash Equivalents - end of year	$266,093	$325,646

Supplemental Disclosure of Cash Flow Information
Cash paid during the year for:
Interest	$-	$-

Taxes	$-	$-

See notes to financial statements	5

VALLEY ANESTHESIA EDUCATIONAL PROGRAMS, INC.

Notes to Financial Statements
December 31, 2008 and 2007

1 -	Organization and Nature of Business

Valley Anesthesia Educational Programs, Inc. (the “Company”) was incorporated on March 9, 1993 in Iowa and has its corporate offices located in Des Moines, Iowa.  The Company provides comprehensive review and update courses and study materials to Student Registered Nurse Anesthetists in preparation for the National Certifying Exam throughout the continental United States.

2 -	Summary of Significant Accounting Policies

This summary of significant accounting policies of the Company is presented to assist in understanding the Company’s financial statements.  The financial statements and notes are representations of the Company’s management who are responsible for their integrity and objectivity.  These accounting policies are in conformity with accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the financial statements.

a.
Cash and Cash Equivalents - The Company considers all short-term investments, with an original maturity of three months or less, to be cash equivalents.  Accounts at banking institutions may at times exceed federally insured limits.  As of December 31, 2008 and 2007, the Company had $153,064 and $447,159, respectively, over such limits.

b.
Revenue Recognition - The Company derives its revenue substantially from fees charged for courses and manuals.  The fee is recognized as revenue at the time of the attendance at the course and when the manual is shipped to customers.  The Company recognizes revenue from the sale of study guides when the study guides are shipped to customers. All courses and study guides are paid in advance and the Company refunds only a portion of the fee upon cancellation. Deferred revenue is recorded when payments are received in advance of the time of the attendance at the course and when the manual and study guides are shipped. The Company does not accept returns of manuals and study guides.

c.	Cost of Revenue - Cost of revenue include costs of printing, costs of facilities used for presentation of courses, preparation of course materials, and other costs.

d.
Shipping and Handling Costs - Costs incurred for shipping and handling, included in selling and administrative expense in the amounts of $20,004 and $5,675 for the years ended December 31, 2008 and 2007 respectively, are expensed as incurred.

e.
Inventory - The Company generally does not maintain an inventory of manuals and study guides.  These materials are ordered from the printing company as orders from customers are received.  Manuals received and not yet shipped are carried at cost computed on a first-in, first-out basis.

f.
Fixed Assets - Fixed assets are carried at cost.  Depreciation of office equipment is calculated using the straight line method over the three year estimated useful lives of the related assets.  Expenditures for repairs and maintenance are charged to expense as incurred.

g.
Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results may differ from those estimates.  Estimates are used in accounting for, among other things, future cash flows associated with impairment testing for long-lived assets and contingencies.

Continued	6

h.
Fair Value of Financial Instruments - The Company’s financial instruments consist primarily of cash and cash equivalents, accounts payable, accrued expense, and deferred revenue which approximate fair value because of their short maturities.

i.
Impairment of Long-Lived Assets - In the event that facts and circumstances indicate that the cost of an asset may be impaired, an evaluation of recoverability would be performed.  If an evaluation is required, the estimated future undiscounted cash flows associated with the asset would be compared to the asset’s carrying amount to determine if a write-down to market value is required.  At December 31, 2008 and 2007, the Company does not believe that any impairment has occurred.

j.
Recently Issued Accounting Pronouncements - In September 2009, the Company implemented the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”).  All of the content included in the Codification is considered authoritative.  The Codification is not intended to amend GAAP, but codifies previous accounting literature.  The Company has changed the referencing of authoritative accounting literature to conform to the Codification.

In May 2009 the Company adopted ASC 855-10 “Subsequent Events”.  The Codification does not require significant changes regarding recognition or disclosure of subsequent events, but does require disclosure of the date through which subsequent events have been evaluated for disclosure and recognition.  The Codification is effective for financial statements issued after June 15, 2009.  The adoption did not have a significant impact on the Company’s financial statements.

The Company adopted Accounting Standards Update (“ASU”) 2009-13, “Multiple-Deliverable Revenue Arrangements a consensus of the FASB Emerging Issues Task Force”.   This ASU establishes a selling price hierarchy for determining the selling price of a deliverable, inclusive of an estimated selling price if neither vendor specific objective evidence nor third party evidence is available.  While this ASU was issued in October 2009, early adoption is permitted.

Management does not believe that any recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying financial statements.

k.	Income Taxes - The Company has elected to be taxed as an S Corporation under the Internal Revenue Code and applicable state statues. Accordingly, no provision has been made for federal or state taxes.

The Company has elected to defer the application of ASC 740 Accounting for Uncertainty in Income Taxes.  ASC 740 is effective for the Company’s fiscal period beginning January 1, 2009.  ASC 740 clarifies the accounting for uncertainty in income taxes recognized in a company’s financial statements.

Although the Company is considered a pass-through entity for Federal and state income tax purposes, ASC 740 is applicable.  The Financial Accounting Standards Board has deferred guidance on the application of the provisions of ASC 740 as they relate to pass-through entities.  However, certain taxing jurisdictions do not recognize the Company’s income tax status as a pass-through entity.  The Company’s accounting policy for evaluating uncertain tax positions taken or expected to be taken in income tax filings, should they arise, is based on its assessment of tax positions that have uncertainty as to the probability of being sustained upon examination by those jurisdictions.  Therefore, the Company may be subject to income tax liability-related exposures.

l.
Earnings Per Share - Basic earnings per share is computed using the weighted average number of shares of common stock outstanding.  The Company had no common equivalent shares outstanding, which would have had a dilutive effect on the earnings per share.

Continued	7

m.	Industry Segment Information - The Company has determined that they operate under one segment, and are not required to report on their operations by segment.

3-	Fixed Assets

The Company’s fixed assets consist of office equipment at December 31:

	2008	2007
Office equipment	$64,420	$54,977
Less: Accumulated depreciation	(46,969)	(36,547)
Office equipment at net book value	$17,451	$18,430

Depreciation expense was $10,422 and $7,268 during the years ended December 31, 2008 and 2007, respectively.

4 -	Commitment and Contingencies

a.
Lease - The Company rents office space from one of its shareholders on a month to month basis.  The Company pays $656 per month for rent.  Rent expense for each of the years ended December 31, 2008 and 2007 was $7,875.

b.
Retirement Plan - The Company has a profit sharing plan for certain eligible employees who work more than 1,000 hours per year.  The Company’s contributions for the years ended December 31, 2008 and 2007 were $101,601 and $99,099, respectively.  Employer contributions begin vesting at 20% after year two and are fully vested after six years.  Plan expenses for the years ended December 31, 2008 and 2007 were $1,196 and $2,246, respectively.

c.
Commitment for Conference Facilities - The Company’s courses are presented in conference facilities located in hotels in various cities throughout the continental United States.  The Company enters into contracts with the various hotels well in advance of the upcoming courses.  These contracts provide, among other matters, that the Company guarantee a stated minimum number of attendees and/or guest rooms, and may hold the Company to stated percentages of the amounts in the event of course cancellation.

5 -	Income Taxes

The Company's successor in connection with the sale of its assets and operations as described in the Subsequent Event footnote, is to be taxed as a C Corporation, and as such will incur its own income taxes.  Had the Company not been an S Corporation, and had it incurred its own income taxes, the provision for such would be as follows;

	For the Year Ended December 31, 2008
	Federal	State	Total
Current	$211,000	$47,000	$258,000
Deferred	22,000	5,000	27,000
	$233,000	$52,000	$285,000

Continued	8

	For the Year Ended December 31, 2007
	Federal	State	Total
Current	$217,000	$48,000	$265,000
Deferred	(15,000)	(3,000)	(18,000)
	$202,000	$45,000	$247,000

Net deferred tax assets (liabilities) would have included the following components;

As at December 31, 2008

		Deferred Tax Asset (Liability)
	Temporary Difference	Federal	State	Total
Inventory	$(4,000)	$(1,000)	$-	$(1,000)
Prepaid expenses	(5,000)	(2,000)	-	(2,000)
Accumulated depreciation	(17,000)	(6,000)	(1,000)	(7,000)
Accrued expenses	2,000	1,000	-	1,000
Deferred revenues	705,000	240,000	49,000	289,000
	$681,000	$232,000	$48,000	$280,000

As at December 31, 2007

		Deferred Tax Asset (Liability)
	Temporary Difference	Federal	State	Total
Accumulated depreciation	$(18,000)	$(6,000)	$(1,000)	$(7,000)
Accrued expenses	3,000	1,000	-	1,000
Deferred revenues	765,000	260,000	53,000	313,000
	$750,000	$255,000	$52,000	$307,000

No valuation allowance has been considered against the deferred tax assets in as much as the Company would expect to realize the full amount of the deferred tax assets.

The Company did not adopt Accounting Standards Codification ("ASC") 740, for “Uncertainty in Income Taxes” effective January 1, 2007.  Had the Company adopted ASC 740 on January 1, 2007, there would have been no unrecognized tax positions that would have been required to have been recognized at January 1, 2007, December 31, 2007 and 2008.

In addition to its federal income tax return, the Company was obligated to file in the following state jurisdictions; Florida, Minnesota, Pennsylvania, Ohio, Tennessee, Texas, North Carolina, and Iowa.  All periods within the applicable jurisdiction’s statute of limitations remain open to governmental audit.

Pro forma net income and net income per share are as follows:

	2008	2007
Net income as reported	$732,145	$632,792
Provision for income taxes	285,000	247,000
Pro forma net income	$447,145	$385,792

Continued	9

Per share data - basic diluted:

	2008	2007
Net income as reported	$7,321.45	$6,327.92
Provision for income taxes	2,850.00	2,470.00
Pro forma net income	$4,471.45	$3,857.92

Weighted average number of shares outstanding - basic and diluted	100	100

6 -	Subsequent Events

Effective August 20, 2009, the Company entered into an asset purchase agreement (“Agreement”) whereby the Company sold all of its operating assets and all of its operations to Valley Anesthesia, Inc. (“Buyer”), a Delaware corporation.  Consideration received included a.) $2,000,000 in cash, b.) $2,000,000 note (recorded at $1,702,883 fair value) c.) receivable for a earn out provision at its $79,990 present value, and d.) transfer of liabilities in a net amount of $55,342.  Assets sold included the website and domain, inventory, office machinery, receivables, prepaid but unearned revenues, trademarks, copyrights, trade names and all other intellectual property including goodwill.

Subsequent events have been evaluated for disclosure and recognition through December 31, 2009.

10